POWER OF ATTORNEY

The undersigned hereby authorizes, designates and appoints Laurence D. Paredes to act as attorney-in-fact to execute and file statements on Form ID, Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as required by the Securities Act of 1933, the Securities Exchange Act of 1934 (the “1934 Act”) and the Investment Company Act of 1940 and the rules thereunder, and to take such other actions as such attorney-in-fact may deem necessary or appropriate in connection with such statements, hereby confirming and ratifying all actions that such attorney-in-fact have taken or may take in reliance hereon.  This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements on the forms cited above, or until specifically terminated in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of November, 2020.

By:	/s/ Abby Miller
Name: Abby Miller